The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated March 18, 2026

PRICING SUPPLEMENT dated March    , 2026

(To the Prospectus and Prospectus Supplement, each dated
April 13, 2023, Product Supplement no. WF-1-I dated April
13, 2023, Underlying Supplement no. 1-I dated April 13,
2023 and Prospectus Addendum dated June 3, 2024)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Market Linked Securities — Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

■  Linked to the lowest performing of the SPDR® Gold Trust, the S&P 500® Index and the common stock of Microsoft Corporation (each referred to as an “Underlying”)

■  Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to maturity and, if they are not automatically called, whether you are repaid the principal amount of your securities at maturity will depend, in each case, on the closing value of the lowest performing Underlying on the relevant calculation day. The lowest performing Underlying on any calculation day is the Underlying that has the lowest underlying return on that calculation day, calculated for each Underlying as the percentage change from its starting value to its closing value on that calculation day.

■  Contingent Coupon Payments. The securities will pay a contingent coupon payment on a monthly basis until the earlier of maturity or automatic call if, and only if, the closing value of the lowest performing Underlying on the calculation day for the relevant month is greater than or equal to its threshold value. If the closing value of the lowest performing Underlying on a calculation day is less than its threshold value, you will not receive any contingent coupon payment for the relevant month. However, if the closing value of the lowest performing Underlying on one or more calculation days is less than its threshold value and, on a subsequent calculation day, the closing value of the lowest performing Underlying is greater than or equal to its threshold value, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). If the closing value of the lowest performing Underlying is less than its threshold value on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The contingent coupon rate will be determined on the pricing date and will be at least 8.00% per annum.

■  Automatic Call. If the closing value of the lowest performing Underlying on any of the monthly calculation days from September 2026 to February 2029, inclusive, is greater than or equal to its starting value, we will automatically call the securities for the principal amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments.

■  Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will be repaid the principal amount at maturity if, and only if, the closing value of the lowest performing Underlying on the final calculation day is greater than or equal to its threshold value. If the closing value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will have full downside exposure to the decrease in the value of that Underlying from its starting value, and you will lose more than 50%, and possibly all, of the principal amount of your securities.

■  The threshold value for each Underlying is equal to 50% of its starting value.

■  You will not participate in any appreciation of any Underlying or receive any dividends paid on any Underlying or securities underlying any Underlying, as applicable.

■  Investors may lose a significant portion or all of the principal amount.

■  Your return on the securities will depend solely on the performance of the lowest performing Underlying on each calculation day. You will not benefit in any way from the performance of the better performing Underlyings. Therefore, you will be adversely affected if any Underlying performs poorly, even if the other Underlyings perform favorably.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-12 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$23.25	$976.75
Total
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $23.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of up to $3.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

If the securities priced today, the estimated value of the securities would be approximately $955.50 per security. The estimated value of the securities, when the terms of the securities are set, will be provided in the pricing supplement and will not be less than $920.00 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlyings:	The SPDR® Gold Trust (Bloomberg ticker: GLD) (referred to as the “Fund”), the S&P 500® Index (Bloomberg ticker: SPX) (referred to as the “Index”) and the common stock of Microsoft Corporation (Bloomberg ticker: MSFT) (referred to as the “Underlying Stock,” and collectively with the Fund and the Index, as the “Underlyings”). We refer to the issuer of the Underlying Stock as the “Underlying Stock Issuer.” The accompanying product supplement refers to an Underlying Stock as a “Reference Stock.”
Pricing Date[1]:	March 30, 2026
Issue Date[1]:	April 2, 2026
Stated Maturity Date[1,2]:	April 3, 2029
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing value of the lowest performing Underlying on the related calculation day is greater than or equal to its threshold value.  In addition, if the closing value of the lowest performing Underlying on one or more calculation days is less than its threshold value and, on a subsequent calculation day, the closing value of the lowest performing Underlying is greater than or equal to its threshold value, on the contingent coupon payment date related to that subsequent calculation day, you will receive the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid).

Each “contingent coupon payment,” if any, will be calculated per security as follows:

($1,000 × contingent coupon rate) / 12.

Notwithstanding anything to the contrary in the accompanying product supplement, any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing value of the lowest performing Underlying on any calculation day is less than its threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date.  If the closing value of the lowest performing Underlying on a calculation day is less than its threshold value and the closing value of the lowest performing Underlying on each subsequent calculation day up to and including the final calculation day is less than its threshold value, you will not receive any unpaid contingent coupon payment in respect of any of those calculation days. In addition, if the closing value of the lowest performing Underlying is less than its threshold value on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates[1,2]:	Monthly, on the third business day following each calculation day, provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.
Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 8.00% per annum.
Automatic Call:

If the closing value of the lowest performing Underlying on any of the calculation days from September 2026 to February 2029, inclusive, is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount per security plus a final contingent coupon payment and any previously unpaid contingent coupon payments.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date.

Calculation Days[1,2]:	Monthly, on the 28th day of each month, commencing April 2026 and ending March 2029. We refer to March 28, 2029 as the “final calculation day.”
Call Settlement Date[1,2]:	Three business days after the applicable calculation day

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if due).  The “maturity payment amount” per security will equal:

•      if the ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its threshold value: $1,000; or

•       if the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value:

$1,000 + ($1,000 × underlying return of the lowest performing Underlying on the final calculation day)

If the securities are not automatically called prior to maturity and the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will lose more than 50%, and possibly all, of the principal amount of your securities at maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any.  You will not participate in any appreciation of any Underlying, but you will have full downside exposure to the lowest performing Underlying on the final calculation day if its ending value is less than its threshold value.

Lowest Performing Underlying:	For any calculation day, the “lowest performing Underlying” will be the Underlying with the lowest underlying return on that calculation day.
Underlying Return:

For any calculation day, the “underlying return” of an Underlying is the percentage change from its starting value to its closing value on that calculation day, calculated as follows:

closing value on that calculation day – starting value

starting value

Threshold Value:

With respect to the Fund: $ , which is equal to 50% of its starting value

With respect to the Index: , which is equal to 50% of its starting value

With respect to the Underlying Stock: $ , which is equal to 50% of its starting value

Starting Value:

With respect to the Fund: $ , its closing value on the pricing date

With respect to the Index: , its closing value on the pricing date

With respect to the Underlying Stock: $ , its closing value on the pricing date

Ending Value:	The “ending value” of an Underlying will be its closing value on the final calculation day
Closing Value:

With respect to the Fund, “closing value” has the meaning assigned to “fund closing price” as set forth under “The Underlyings — Funds — Certain Definitions” in the accompanying product supplement.

With respect to the Index, “closing value” has the meaning assigned to “closing level” as set forth under “The Underlyings — Indices — Certain Definitions” in the accompanying product supplement.

With respect to the Underlying Stock, “closing value” has the meaning assigned to “stock closing price” as set forth under “The Underlyings — Reference Stocks — Certain Definitions” in the accompanying product supplement.

The closing value of each of the Fund and the Underlying Stock is subject to adjustment through the applicable adjustment factor as described in the accompanying product supplement.

Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	46660REA8

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $23.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Expected. In the event that we make any change to the expected pricing date or issue date, the calculation days, the contingent coupon payment dates, the call settlement dates and/or the stated maturity date may be changed so that the stated term of the securities remains the same.

2 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement. For purposes of the accompanying product supplement, the calculation days are Determination Dates and the contingent coupon payment dates and the call settlement dates are Payment Dates.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Additional Information about the Issuer, the Guarantor and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
•	Prospectus addendum dated June 3, 2024: http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The SPDR® Gold Trust,” “The S&P 500® Index” and “The Common Stock of Microsoft Corporation” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Supplemental Terms of the Securities

The securities are not commodity futures contracts or swaps and are not regulated under the Commodity Exchange Act, as amended (the “Commodity Exchange Act”). The securities are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

Any values of the Underlyings, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.
▪	You seek an investment with contingent coupon payments at a rate of at least 8.00% per annum (to be provided in the pricing supplement) until the earlier of maturity or automatic call, if, and only if, the closing value of the lowest performing Underlying on the applicable calculation day is greater than or equal to its threshold value;
▪	You do not anticipate that the closing value of the lowest performing Underlying will be less than its threshold value on any calculation day, and you are willing and able to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.
▪	You are willing and able to accept the risk that, if the securities are not automatically called and the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will lose more than 50%, and possibly all, of the principal amount of your securities at maturity.
▪	You are willing and able to accept the risk that the securities may be automatically called and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You are willing and able to forgo participation in any appreciation of any Underlying, and you understand that any return on your investment will be limited to the contingent coupon payments that may be payable on the securities.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Underlying on each calculation day and that you will not benefit in any way from the performance of the better performing Underlyings.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of the Underlyings.
▪	You understand and are willing to accept the full downside risks of all of the Underlyings.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Underlying, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Fund, the Underlying Stock or the securities included in the Index, nor will you have any voting rights or other rights with respect to the Fund, the Underlying Stock, the commodities held by the Fund or the securities included in the Index.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically called.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.
▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You anticipate that the closing value of the lowest performing Underlying will be less than its threshold value on any calculation day, and you are unwilling or unable to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.
▪	You are unwilling or unable to accept the risk that, if the securities are not automatically called and the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will lose more than 50%, and possibly all, of the principal amount of your securities at maturity.
▪	You are unwilling or unable to accept the risk that the securities may be automatically called and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You seek exposure to any upside performance of any Underlying or you seek an investment with a return that is not limited to the contingent coupon payments that may be payable on the securities.
▪	You seek exposure to a basket composed of all of the Underlyings or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the lowest performing Underlying.
▪	You are unwilling to accept the risk of exposure to each of the Underlyings.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Underlying, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Fund, the Underlying Stock or the securities included in the Index, or voting rights or other rights with respect to the Fund, the Underlying Stock, the commodities held by the Fund or the securities included in the Index.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if they are not automatically called.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement, the “Risk Factors” sections in the accompanying prospectus supplement and product supplement and Annex A to the accompanying prospectus addendum. For more information about the Underlyings, please see the sections titled “The SPDR® Gold Trust,” “The S&P 500® Index” and “The Common Stock of Microsoft Corporation” below.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Determining Payment on a Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment (plus any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the closing value of the lowest performing Underlying on the related calculation day, as follows:

Step 1: Determine which Underlying is the lowest performing Underlying on the relevant calculation day. The lowest performing Underlying on any calculation day is the Underlying that has the lowest underlying return on that calculation day, calculated for each Underlying as the percentage change from its starting value to its closing value on that calculation day.

Step 2: Determine whether a contingent coupon payment (plus any previously unpaid contingent coupon payments) is payable on the applicable contingent coupon payment date based on the closing value of the lowest performing Underlying on the relevant calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if due) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day. The lowest performing Underlying on the final calculation day is the Underlying that has the lowest underlying return on that calculation day, calculated for each Underlying as the percentage change from its starting value to its ending value (i.e., its closing value on the final calculation day).

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Underlying on the final calculation day, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if due) for a range of hypothetical performances of the lowest performing Underlying on the final calculation day from its starting value to its ending value, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending value of the lowest performing Underlying on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Underlyings is not relevant to your return on the securities.

Hypothetical Security Return
Underlying Return of Lowest Performing Underlying
Security Return at Maturity
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
50% contingent downside
-50%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in the Closing Value of Lowest Performing Underlying from Pricing Date to Final Calculation Day

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Underlyings or any of the components held by the Fund or included in the Index. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Securities Are Not Automatically Called and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day Is Less Than Its Threshold Value, You Will Lose More Than 50%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. If the securities are not automatically called, the return on the securities at maturity is linked to the performance of the lowest performing Underlying on the final calculation day and will depend on whether, and the extent to which that Underlying has depreciated. If the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will lose 1% of the principal amount of the securities for every 1% that its ending value is less than its starting value. Accordingly, under these circumstances, you will lose more than 50%, and possibly all, of your principal amount at maturity.
•	The Securities Do Not Guarantee the Payment of Interest and May Not Pay Any Interest at All — If the securities have not been automatically called, we will make a contingent coupon payment (plus any previously unpaid contingent coupon payments, without interest on amounts previously unpaid) on a contingent coupon payment date if, and only if, the closing value of the lowest performing Underlying on the related calculation day is greater than or equal to its threshold value. If the closing value of the lowest performing Underlying on a calculation day is less than its threshold value, no contingent coupon payment will be made on the related contingent coupon payment date. Accordingly, if the closing value of the lowest performing Underlying on each calculation day is less than its threshold value, you will not receive any contingent coupon payments over the term of the securities.
•	The Potential Return on the Securities Is Limited to the Sum of Any Contingent Coupon Payments and You Will Not Participate in Any Appreciation of Any Underlying — The potential return on the securities is limited to the sum of any contingent coupon payments that may be paid over the term of the securities, regardless of any appreciation of any Underlying, which may be significant. You will not participate in any appreciation of any Underlying. Therefore, your return on the securities may be lower than the return on a direct investment in the Underlyings.
•	You Will Be Subject to Reinvestment Risk — If your securities are automatically called early, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. Even in cases where the securities are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
•	You Are Exposed to the Risk of Decline in the Value of Each Underlying — Payments on the securities are not linked to a basket composed of the Underlyings and are contingent upon the performance of each individual Underlying. Poor performance by any of the Underlyings over the term of the securities may result in the securities not being automatically called on a call settlement date, may negatively affect whether you will receive a contingent coupon payment on any contingent coupon payment date and may

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Underlyings. Any payment on the securities will be determined by the lowest performing Underlying on the relevant calculation day.

•	Your Maturity Payment Amount Will Be Determined by the Lowest Performing Underlying— Because, if the securities have not been automatically called, the maturity payment amount will be determined based on the performance of the lowest performing Underlying on the final calculation day, you will not benefit from the performance of the other Underlyings. Accordingly, if the ending value of any Underlying is less than its threshold value, you will lose a significant portion or all of your principal amount at maturity, even if the ending value of any other Underlying is greater than or equal to its starting value.
•	You Will Be Subject to Risks Resulting from the Relationship Among the Underlyings — It is preferable from your perspective for the Underlyings to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlyings will not exhibit this relationship. The less correlated the Underlyings, the more likely it is that one of the Underlyings will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlyings to perform poorly; the performance of the better performing Underlying is not relevant to your return on the securities. It is impossible to predict what the relationship between the Underlyings will be over the term of the securities.
•	Higher Contingent Coupon Rates Are Associated with Greater Risk — The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a significant portion, and possibly all, of the principal amount per security at maturity. The volatility of the Underlyings and the correlation among the Underlyings are important factors affecting this risk. Volatility is a measure of the degree of variation in the value of each Underlying over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. The correlation of a pair of Underlyings represents a statistical measurement of the degree to which the returns of those Underlyings are similar to each other over a given period in terms of timing and direction. Greater expected volatility of the Underlyings or lower correlation among the Underlyings as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Underlying will be less than its threshold value on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the ending value of at least one Underlying will be less than its threshold value such that you will lose a significant portion, and possibly all, of the principal amount per security at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a significant portion, and possibly all, of the principal amount per security at maturity.
•	The Benefit Provided by the Threshold Value May Terminate on the Final Calculation Day — If the ending value of any Underlying is less than its threshold value and the securities have not been automatically called, the benefit provided by the threshold value will terminate and you will be fully exposed to any depreciation of the lowest performing Underlying on the final calculation day.
•	No Dividend Payments or Voting or Other Rights — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Fund, the Underlying Stock, the commodities held by the Fund or the securities included in the Index would have.
•	You Will Have No Ownership Rights in Any Underlying, Any of the Commodities Held by the Fund or Any of the Securities Included in the Index — Investing in the securities is not equivalent to investing directly in any Underlying, any of the commodities held by the Fund or any of the securities included in the Index or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing. In addition, the Underlying Stock Issuer will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the Underlying Stock and the securities.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The Final Terms and Estimated Valuation of the Securities Will Be Provided in the Pricing Supplement — You should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the contingent coupon rate.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

In addition, the benchmark price of the Fund’s fund underlying commodity (as defined under “The SPDR® Gold Trust” below) is administered by the London Bullion Market Association (“LBMA”) or an independent service provider appointed by the LBMA, and we are, or one of our affiliates is, a price participant that contributes to the determination of that price. Furthermore, our affiliate is the custodian of the Fund. We and our affiliates will have no obligation to consider your interests as a holder of the securities in taking any actions in connection with our roles as a price participant and a custodian that might affect the Fund or the securities.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the values of the Underlyings, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Underlyings;
•	the time to maturity of the securities;
•	supply and demand trends for the commodities held by the Fund;
•	the dividend rates on the Underlying Stock and the securities included in the Index;
•	the actual and expected positive or negative correlation among the Underlyings, or the actual or expected absence of any such correlation;
•	the occurrence of certain events affecting the Fund or the Underlying Stock that may or may not require an adjustment to the adjustment factor of that Fund or that Underlying Stock;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory, geographical and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlyings

•	Each of JPMorgan Chase & Co. and Wells Fargo & Company (the Parent Company of WFS) Is Currently One of the Companies that Make Up the Index — Each of JPMorgan Chase & Co. and Wells Fargo & Company (the parent company of WFS) is currently one of the companies that make up the Index. JPMorgan Chase & Co. and Wells Fargo & Company will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the Index and the securities.
•	There Are Risks Associated with the Fund — Although shares of the Fund are listed for trading on a securities exchange and a number of similar products have been trading on a securities exchange for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Fund or that there will be liquidity in the trading market.
•	The Fund Is Not an Investment Company or Commodity Pool and Will Not Be Subject to Regulation Under the Investment Company Act of 1940, As Amended, or the Commodity Exchange Act — Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.
•	The Performance and Market Value of the Fund, Particularly During Periods of Market Volatility, May Not Correlate with the Performance of the Fund’s Fund Underlying Commodity As Well As the Net Asset Value Per Share — The Fund does not fully replicate the performance of its fund underlying commodity due to the fees and expenses charged by the Fund or by restrictions on access to its fund underlying commodity due to other circumstances. The Fund does not generate any income, and as the Fund regularly sells its fund underlying commodity to pay for ongoing expenses, the amount of its

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

fund underlying commodity represented by each share gradually declines over time. The Fund sells its fund underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its fund underlying commodity. The sale by the Fund of its fund underlying commodity to pay expenses at a time of low prices for its fund underlying commodity could adversely affect the value of the securities. Additionally, there is a risk that part or all of the Fund’s holdings in its fund underlying commodity could be lost, damaged or stolen. Access to the Fund’s fund underlying commodity could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of the Fund and its fund underlying commodity. In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund.

During periods of market volatility, the Fund’s fund underlying commodity may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund. For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of its fund underlying commodity as well as the net asset value per share of the Fund, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

•	The Securities Are Subject to Risks Associated with Gold with Respect to the Fund — The investment objective of the Fund is to reflect the performance of the price of gold bullion, less the expenses of the Fund’s operations. The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors, such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors, such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.
•	There Are Risks Relating to Commodities Trading on the LBMA with Respect to the Fund — The investment objective of the Fund is to reflect the performance of the price of gold bullion, less the expenses of the Fund’s operations. The price of gold is determined by the LBMA or an independent service provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of the LBMA gold price as a global benchmark for the value of gold may be adversely affected. The LBMA is a principals’ market, which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA gold price, which could adversely affect the value of the securities. The LBMA, or an independent service provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising the LBMA gold price.
•	Single Commodity Prices Tend to Be More Volatile Than, and May Not Correlate with, the Prices of Commodities Generally — The Fund is linked to a single commodity and not to a diverse basket of commodities or a broad-based commodity index. The Fund’s fund underlying commodity may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. As a result, the securities carry greater risk and may be more volatile than securities linked to the prices of more commodities or a broad-based commodity index.
•	The Anti-Dilution Protection for the Fund Is Limited and May Be Discretionary — The calculation agent will, in its sole discretion, adjust the adjustment factor, which will be set initially at 1.0, of the Fund for certain events affecting the Fund, such as stock splits. However, the calculation agent is not required to make an adjustment for every event that can affect the Fund. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any dilutive or concentrative effect, but the calculation agent is under no obligation to do so.
•	No Affiliation with the Underlying Stock Issuer — We are not affiliated with the Underlying Stock Issuer. We have not independently verified any of the information about the Underlying Stock Issuer contained in this pricing supplement. You should

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

make your own investigation into the Underlying Stock and the Underlying Stock Issuer.  We are not responsible for the Underlying Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•	The Anti-Dilution Protection for the Underlying Stock Is Limited and May Be Discretionary — The calculation agent will make adjustments to the adjustment factor for the Underlying Stock and other adjustments for certain corporate events affecting the Underlying Stock. However, the calculation agent will not make an adjustment in response to all events that could affect the Underlying Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the securities in making these determinations.
•	Any Payment on the Securities Will Depend upon the Performance of Each Underlying and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	Historical Values of an Underlying Should Not Be Taken as an Indication of the Future Performance of That Underlying During the Term of the Securities.
•	We and Our Affiliates Have No Affiliation with the Sponsor of the Fund or the Index Sponsor and Have Not Independently Verified Its Public Disclosure of Information.
•	The Sponsor of the Index May Adjust the Index in a Way That Affects Its Value, and No Index Sponsor Has an Obligation to Consider Your Interests.
•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Included in the Index or by the Underlying Stock Issuer.
•	The Securities May Become Linked to the Common Stock of a Company Other Than the Original Underlying Stock Issuer.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the principal amount of your securities plus a final contingent coupon payment and any previously unpaid contingent coupon payments on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment(s) received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical underlying returns of the lowest performing Underlying on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if due).

Hypothetical underlying return of lowest performing Underlying on final calculation day	Hypothetical maturity payment amount per security
75.00%	$1,000.00
60.00%	$1,000.00
50.00%	$1,000.00
40.00%	$1,000.00
30.00%	$1,000.00
20.00%	$1,000.00
10.00%	$1,000.00
0.00%	$1,000.00
-10.00%	$1,000.00
-20.00%	$1,000.00
-30.00%	$1,000.00
-40.00%	$1,000.00
-50.00%	$1,000.00
-51.00%	$490.00
-60.00%	$400.00
-75.00%	$250.00
-90.00%	$100.00
-100.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending value of the lowest performing Underlying on the final calculation day. The performance of the better performing Underlyings is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid (and whether any previously unpaid contingent coupon payments will be paid) and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 8.00% per annum (the minimum contingent coupon rate; the actual contingent coupon rate will be provided in the pricing supplement) and assume the hypothetical starting value, threshold value and closing values for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value, threshold value or closing values. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

The hypothetical starting value of 100.00 for each Underlying has been chosen for illustrative purposes only and may not represent a likely actual starting value for any Underlying. The actual starting value for each Underlying will be the closing value of that Underlying on the pricing date and will be specified in the pricing supplement. For historical data regarding the actual closing values of the Underlyings, please see the historical information set forth under “The SPDR® Gold Trust” “The S&P 500® Index” and “The Common Stock of Microsoft Corporation” in this pricing supplement.

Example 1 – Hypothetical Calculation Day #1. The hypothetical closing value of the lowest performing Underlying on hypothetical calculation day #1 is greater than its hypothetical threshold value and less than its hypothetical starting value. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	SPDR® Gold Trust	S&P 500® Index	Common Stock of Microsoft Corporation
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical closing value on hypothetical calculation day #1:	$95.00	115.00	$90.00
Hypothetical threshold value:	$50.00	50.00	$50.00
Hypothetical underlying return (closing value on hypothetical calculation day #1 – starting value) / starting value:	-5.00%	15.00%	-10.00%

Step 1: Determine which Underlying is the lowest performing Underlying on hypothetical calculation day #1.

In this example, the common stock of Microsoft Corporation has the lowest underlying return and is, therefore, the lowest performing Underlying on hypothetical calculation day #1.

Step 2: Determine whether a contingent coupon payment will be payable and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlying on hypothetical calculation day #1 is greater than its hypothetical threshold value, but less than its hypothetical starting value, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $6.67 per security, determined as follows: (i) $1,000 multiplied by 8.00% per annum divided by (ii) 12, rounded to the nearest cent.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Example 2 – Hypothetical Calculation Day #2. The hypothetical closing value of the lowest performing Underlying on hypothetical calculation day #2 is less than its hypothetical threshold value. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	SPDR® Gold Trust	S&P 500® Index	Common Stock of Microsoft Corporation
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical closing value on hypothetical calculation day #2:	$125.00	55.00	$105.00
Hypothetical threshold value:	$50.00	50.00	$50.00
Hypothetical underlying return (closing value on hypothetical calculation day #2 – starting value) / starting value:	25.00%	-45.00%	5.00%

Step 1: Determine which Underlying is the lowest performing Underlying on hypothetical calculation day #2.

In this example, the S&P 500® Index has the lowest underlying return and is, therefore, the lowest performing Underlying on hypothetical calculation day #2.

Step 2: Determine whether a contingent coupon payment will be payable and whether the securities will be automatically called on the applicable contingent coupon payment date.

The securities would not be automatically called, even though the hypothetical closing values of the better performing Underlyings are greater than their hypothetical starting values. In addition, since the hypothetical closing value of the lowest performing Underlying on hypothetical calculation day #2 is less than its hypothetical threshold value, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the closing value of the lowest performing Underlying on the relevant calculation day. The performance of the better performing Underlyings is not relevant to your return on the securities.

Example 3 – Hypothetical Calculation Day #3. The hypothetical closing value of the lowest performing Underlying on hypothetical calculation day #3 is greater than its hypothetical starting value. As a result, the securities are automatically called on the applicable contingent coupon payment date for the principal amount plus a final contingent coupon payment (plus the previously unpaid contingent coupon payment).

	SPDR® Gold Trust	S&P 500® Index	Common Stock of Microsoft Corporation
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical closing value on hypothetical calculation day #3:	$105.00	115.00	$130.00
Hypothetical threshold value:	$50.00	50.00	$50.00
Hypothetical underlying return (closing value on hypothetical calculation day #3 – starting value) / starting value:	5.00%	15.00%	30.00%

Step 1: Determine which Underlying is the lowest performing Underlying on hypothetical calculation day #3.

In this example, the SPDR® Gold Trust has the lowest underlying return and is, therefore, the lowest performing Underlying on hypothetical calculation day #3.

Step 2: Determine whether a contingent coupon payment will be payable and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlying on hypothetical calculation day #3 is greater than its hypothetical starting value, the securities would be automatically called and you would receive the principal amount plus a final contingent coupon payment. Because no contingent coupon payment was received in connection with hypothetical calculation day #2, you would also receive the previously unpaid contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,013.34 per security. You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting value, threshold value and ending value for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value, threshold value or ending value. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

The hypothetical starting value of 100.00 for each Underlying has been chosen for illustrative purposes only and may not represent a likely actual starting value for any Underlying. The actual starting value for each Underlying will be the closing value of that Underlying on the pricing date and will be specified in the pricing supplement. For historical data regarding the actual closing values of the Underlyings, please see the historical information set forth under “The SPDR® Gold Trust,” “The S&P 500® Index” and “The Common Stock of Microsoft Corporation” in this pricing supplement.

Example 1. The hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than its hypothetical starting value, the maturity payment amount is equal to the principal amount of your securities at maturity and you receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments).

	SPDR® Gold Trust	S&P 500® Index	Common Stock of Microsoft Corporation
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical ending value:	$135.00	145.00	$125.00
Hypothetical threshold value:	$50.00	50.00	$50.00
Hypothetical underlying return (ending value – starting value) / starting value:	35.00%	45.00%	25.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the common stock of Microsoft Corporation has the lowest underlying return and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the hypothetical ending value of the lowest performing Underlying on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than its hypothetical threshold value, the maturity payment amount would equal the principal amount. Although the hypothetical ending value of the lowest performing Underlying on the final calculation day is significantly greater than its hypothetical starting value in this scenario, the maturity payment amount will not exceed the principal amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date, you would receive $1,000 per security as well as a final contingent coupon payment (plus any previously unpaid contingent coupon payments) because the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than its hypothetical threshold value.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Example 2. The hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its hypothetical starting value but greater than its hypothetical threshold value, the maturity payment amount is equal to the principal amount of your securities at maturity and you receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments).

	SPDR® Gold Trust	S&P 500® Index	Common Stock of Microsoft Corporation
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical ending value:	$115.00	90.00	$110.00
Hypothetical threshold value:	$50.00	50.00	$50.00
Hypothetical underlying return (ending value – starting value) / starting value:	15.00%	-10.00%	10.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the S&P 500® Index has the lowest underlying return and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the hypothetical ending value of the lowest performing Underlying on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than its hypothetical threshold value, you would be repaid the principal amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date, you would receive $1,000 per security as well as a final contingent coupon payment (plus any previously unpaid contingent coupon payments) because the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than its hypothetical threshold value.

Example 3. The hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its hypothetical threshold value, the maturity payment amount is less than the principal amount of your securities at maturity and you do not receive a final contingent coupon payment or any previously unpaid contingent coupon payments.

	SPDR® Gold Trust	S&P 500® Index	Common Stock of Microsoft Corporation
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical ending value:	$40.00	120.00	$90.00
Hypothetical threshold value:	$50.00	50.00	$50.00
Hypothetical underlying return (ending value – starting value) / starting value:	-60.00%	20.00%	-10.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the SPDR® Gold Trust has the lowest underlying return and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the hypothetical ending value of the lowest performing Underlying on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its hypothetical threshold value, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $400.00 per security, calculated as follows:

= $1,000 + ($1,000 × underlying return of the lowest performing Underlying on the final calculation day)

= $1,000 + ($1,000 × -60.00%)

= $400.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $400.00 per security, but no final contingent coupon payment or any previously unpaid contingent coupon payments.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

These examples illustrate that you will not participate in any appreciation of any Underlying, but will be fully exposed to a decrease in the lowest performing Underlying on the final calculation day if its ending value is less than its threshold value, even if the ending values of the other Underlyings have appreciated or have not declined below their respective threshold values.

To the extent that the starting value, threshold value and ending value of the lowest performing Underlying differ from the values assumed above, the results indicated above would be different.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

The SPDR® Gold Trust

The Fund is an investment trust sponsored by World Gold Trust Services, LLC. The investment objective of the Fund is for its shares to reflect the performance of the price of gold bullion, less the expenses of the Fund’s operations. The Fund holds gold bars. We refer to gold as the fund underlying commodity with respect to the Fund. For additional information about the Fund, see “Fund Descriptions — The SPDR® Gold Trust” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Fund based on the daily historical closing values of the Fund from January 4, 2021 through March 17, 2026. The closing value of the Fund on March 17, 2026 was $459.27. We obtained the closing values above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing values above and below may have been adjusted by Bloomberg for actions taken by the Fund, such as stock splits.

The historical closing values of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the Fund on the pricing date or any calculation day.  There can be no assurance that the performance of the Fund will result in the return of any of your principal amount or the payment of any interest.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

The S&P 500® Index

The Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Index based on the daily historical closing values of the Index from January 4, 2021 through March 17, 2026. The closing value of the Index on March 17, 2026 was 6,716.09. We obtained the closing values above and below from Bloomberg, without independent verification.

The historical closing values of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the Index on the pricing date or any calculation day. There can be no assurance that the performance of the Index will result in the return of any of your principal amount or the payment of any interest.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

The Common Stock of Microsoft Corporation

All information contained herein on the Underlying Stock and on Microsoft Corporation is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Microsoft Corporation is a technology company that develops and supports software, services, devices and solutions. The Underlying Stock is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on The Nasdaq Stock Market. Information provided to or filed with the SEC by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-37845, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the Underlying Stock based on the daily historical closing values of the Underlying Stock from January 4, 2021 through March 17, 2026. The closing value of the Underlying Stock on March 17, 2026 was $399.41. We obtained the closing values above and below from Bloomberg, without independent verification. The closing values above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing values of the Underlying Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the Underlying Stock on the pricing date or any calculation day.  There can be no assurance that the performance of the Underlying Stock will result in the return of any of your principal amount or the payment of any interest.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust, the S&P 500® Index and the Common Stock of Microsoft Corporation due April 3, 2029

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent coupon payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations.  The U.S. federal income tax treatment of contingent coupon payments is uncertain, and although we believe it is reasonable to take a position that contingent coupon payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent coupon payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.